EXHIBIT 99.1

GEE Group Unveils Completed Corporate Website with New Branding

NAPERVILLE, IL / ACCESSWIRE / January 17, 2017 / GEE Group Inc. (NYSE MKT: JOB) ("the Company" or "GEE Group"), a provider of professional staffing services and solutions, today announced that the Company’s new corporate and investor website, www.geegroup.com, is completed and live on the web. GEE Group Inc. has been concentrating its focus on providing customers with highly specialized and higher-margin staffing and human resource (HR) solutions in the professional services areas of information technology (IT), engineering, finance and accounting, and healthcare. The name GEE Group is a part of the new brand strategy and web design for the specialty solution groups, which reinforces the Company’s emphasis in the specialized sectors of staff augmentation. GEE Group has expertise in placing professionals in highly skilled positions in high-demand areas, particularly in the IT space. The new website, www.geegroup.com, further showcases the Company’s service capabilities and brands in the specialized fields. Furthermore, the new website and brand strategy positions GEE Group as a significant national professional staffing and HR solutions provider that is expanding its breadth and depth of service offerings and geographic reach.

Derek E. Dewan, Chairman and Chief Executive Officer, stated, "Our move to the GEE Group name and recently launched website intends to more clearly reflect the Company's transformation into a highly specialized staffing services, consulting and human resources solutions provider. The new website enhances the Company’s corporate platform to help better position our specialty operating brands and go-to-market strategy in the professional services division, which includes our information technology, engineering, healthcare and finance and accounting specialties. This division now represents approximately 74% of total revenue and we are refining and consolidating our branding, including related web design, while integrating key operating and financial functions of the companies we acquired." Dewan added, "We remain highly focused on delivering outstanding service to our clients in tandem with enhancing shareholder value. By investing in our existing business segments, and continuing to acquire companies that increase or complement our service offerings and that contribute to stellar financial performance, the Company is carrying out its strategy to become a leader in professional staff augmentation."

About GEE Group Inc.

GEE Group Inc. is a provider of specialized staffing solutions and is the successor to employment offices doing business since 1893. The Company operates in two industry segments, providing professional staffing services and solutions in the information technology, engineering, finance and accounting specialties and commercial staffing services through the names of Access Data Consulting, Agile Resources, Ashley Ellis, General Employment, Omni-One, Paladin Consulting and Triad. Also, in the healthcare sector, GEE Group, through its Scribe Solutions brand, staffs medical scribes who assist physicians in emergency departments of hospitals and in medical practices by providing required documentation for patient care in connection with electronic medical records (EMR).

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Forward-Looking Statements

In addition to historical information, this press release contains statements relating to the Company's future results (including certain projections, pro forma financial information and business trends) that are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Act of 1934, as amended, (the "Exchange Act"), and are subject to the "safe harbor" created by those sections. The statements made in this press release that are not historical facts are forward-looking statements that are predictive in nature and depend upon or refer to future events. Such forward-looking statements often contain or are prefaced by words such as "will", "may," "plans," "expects," "anticipates," "projects," "predicts," "estimates," "aims," "believes," "hopes," "potential," "intends," "suggests," "appears," "seeks," or variations of such words or similar words and expressions. Forward-looking statements are not guarantees of future performance, are based on certain assumptions, and are subject to various known risks and uncertainties, many of which are beyond the Company's control, and cannot be predicted or quantified and consequently, as a result of a number of factors, the Company's actual results could differ materially from those expressed or implied by such forward-looking statements. Certain factors that might cause the Company's actual results to differ materially from those in the forward-looking statements include, without limitation: (i) the loss, default or bankruptcy of one or more customers; (ii) changes in general, regional, national or international economic conditions; (iii) an act of war or terrorism or cyber security breach that disrupts business; (iv) changes in the law and regulations; (v) the effect of liabilities and other claims asserted against the Company; (vi) changes in the size and nature of the Company's competition; (vii) the loss of one or more key executives; (viii) increased credit risk from customers; (ix) the Company's failure to grow internally or by acquisition or the failure to successfully integrate acquisitions; (x) the Company's failure to improve operating margins and realize cost efficiencies and economies of scale ; (xi) the Company's failure to attract, hire and retain quality recruiters, account managers and salesmen; (xii) the Company's failure to recruit qualified candidates to place at customers for contract or full-time hire; and such other factors as set forth under the heading "Forward-Looking Statements" in the Company's annual reports on Form 10-K, its quarterly reports on Form 10-Q and in the Company's other filings with the Securities and Exchange Commission (SEC). More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company's filings with the SEC. Investors and security holders are urged to read these documents free of charge on the SEC's web site at http://www.sec.gov. The Company is under no obligation to (and expressly disclaims any such obligation to) and does not intend to publicly update, revise or alter its forward-looking statements whether as a result of new information, future events or otherwise.

Contact:

GEE Group Inc.
Andrew J. Norstrud
813.803.8275
invest@genp.com

SOURCE: GEE Group Inc.

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